The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          Subject to Completion, Pricing Supplement dated May 5, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 48 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                  Dated               , 2003
                                                                 Rule 424(b)(3)

                                    $
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                           -------------------------

                Stock Participation Notes due December 30, 2010
                Linked to the Common Stock of INTEL CORPORATION

            Stock Participation Notes with Minimum Return Protection

Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity you will receive, for each $1,000 principal amount of the notes, the equity-linked payment amount, which is equal to $1,000 multiplied by the product of each of the quarterly performance amounts of Intel common stock over the term of the notes, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,150, which we refer to as the minimum payment amount. The minimum payment amount (115% of the issue price) represents a yield to maturity of 1.86% per annum on each $1,000 principal amount of the notes.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    The minimum payment amount for each note at maturity is $1,150.

o At maturity, you will receive for each note an equity-linked payment amount equal to $1,000 multiplied by the product of the quarterly performance amounts of Intel common stock for each of the 30 quarterly valuation periods during the term of the notes. However, if the equity-linked payment amount is less than the minimum payment amount of $1,150, you will receive the minimum payment amount for each of your notes.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the closing price of one share of Intel common stock at the end of that quarterly valuation period divided by (ii) the closing price of one share of Intel common stock at the beginning of that quarterly valuation period, in each case subject to adjustment for certain corporate events relating to Intel and subject to a
          maximum quarterly performance amount of        .

     o    The maximum quarterly performance amount is equivalent to an increase
          in the price of Intel common stock of     % in that period.

o Investing in the notes is not equivalent to investing in Intel common stock.

o Intel Corporation is not involved in this offering of notes in any way and will have no obligation of any kind with respect to the notes.

o We will apply to list the notes under the proposed symbol "ITM.A" on the American Stock Exchange LLC.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-11.

                            -----------------------
                                 PRICE     %
                            -----------------------

                                        Price to       Agent's      Proceeds to
                                         Public      Commissions      Company
                                       ----------    -----------    -----------
Per Note........................           %              %              %
Total...........................           $              $              $

If you purchase at least 1,000 notes in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be
$        per note (    % of the issue price). In that case, the Agent's
commissions will be $        per note.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and other offering material related to the notes, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the notes is linked to the performance of the common stock of Intel Corporation, which we refer to as Intel Stock. These notes combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying Intel Stock as measured by the equity-linked payment amount. The notes have been designed for investors who are willing to forego market floating interest payments on the notes in exchange for the amount by which the greater of the equity-linked payment amount or the minimum payment amount exceeds the principal amount of the notes.

Each note costs $1,000        We, Morgan Stanley, are offering Stock
                              Participation Notes due December 30, 2010 Linked to the Common Stock of Intel Corporation, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

Payment at maturity           Unlike ordinary debt securities, the notes do not
linked to Intel Stock with    pay interest. Instead, at maturity you will
minimum return                receive, for each $1,000 principal amount of
protection                    notes, the equity-linked payment amount, which is
                              equal to $1,000 multiplied by the product of each
                              of the quarterly performance amounts of Intel
                              Stock over the term of the notes, as described
                              below. In any quarterly valuation period, the
                              maximum quarterly performance amount is
                              (corresponding to a     % quarterly increase in
                              the price of Intel Stock). In no event, however, will the payment at maturity be less than $1,150, the minimum payment amount.

                                          115% Minimum Repayment

                              The minimum payment amount of $1,150 (115% of the issue price) represents a yield to maturity of 1.86% per annum on each $1,000 principal amount of notes.

                                  Payment at Maturity Linked to Intel Stock

                              If the product of $1,000 multiplied by the product of each of the quarterly performance amounts of Intel Stock over the term of the notes, which we refer to as the equity-linked payment amount, is greater than $1,150, you will receive the equity-linked payment amount for each $1,000 principal amount of notes.

How the payment at            The payment at maturity of the notes, which we
maturity is determined        refer to as the maturity redemption amount, will
                              be determined by the calculation agent for the notes as follows:

                              o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum
                                   quarterly performance amount of        .

                              o Second, determine the equity-linked payment amount by multiplying $1,000 by the product of each of the quarterly performance amounts.

                              o Last, if the equity-linked payment amount is less than $1,150 (the minimum payment amount), you will receive the minimum payment amount for each of your notes. If the equity-linked payment amount is greater than the minimum payment amount, you will receive the equity-linked payment amount for each of your notes.

                              To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the closing price of one share of Intel Stock on the last day of the quarterly valuation period by the closing price of one share of Intel Stock on the first day of the quarterly valuation period, in each case subject to adjustment for certain corporate events relating to Intel Corporation, which we refer to as Intel. Adjustments for corporate events are generally made by means of changes to a share ratio, which is initially set at 1.0, as described in the section "Description of Notes--Antidilution Adjustments." However, in no event will the quarterly performance amount
                              exceed         (or, measured in percentage terms,
                              a     % increase in the price of Intel Stock) in
                              any quarterly valuation period, and as a
                              consequence, you will not participate in any
                              quarterly increase in the price of Intel Stock to
                              the extent that increase exceeds     %.

                              Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on the day we offer the notes for initial sale to the public. The closing price of one share of Intel Stock for the first period valuation date
                              is        , the day we offer the notes for
                              initial sale to the public.

                              The period valuation dates are the 30th of each March, June, September and December, beginning September 30, 2003 through September 30, 2010, and the final period valuation date is December 28, 2010, in each case subject to adjustment as described in the section of this pricing supplement called "Description of Notes--Period Valuation Dates."

The equity-linked             Because your participation in quarterly increases
payment amount                in the price of Intel Stock is limited by the
may be less than the          maximum quarterly performance amount of        ,
simple price return of        or     % per quarterly period, the return on your
Intel Stock                   investment in the notes at maturity may be less
                              than the return you would have received if you
                              had invested $1,000 in an investment linked to
                              Intel Stock that measured the performance of
                              Intel Stock by comparing only the closing price
                              of Intel Stock at maturity with the closing price
                              of Intel Stock on the day we first offer the
                              notes for initial sale to the public, which we
                              refer to as the simple price return. The amount
                              of the discrepancy, if any, between the
                              equity-linked payment amount and simple price
                              return will depend on how often and by how much
                              any quarterly performance amounts exceed        ,
                              or     %, during the 30 quarterly valuation
                              periods over the term of the notes.

                              Conversely, if the simple price return over the term of the notes is less than $1,150, the minimum payment amount of $1,150 per note will provide a higher return on your $1,000 investment than would an equal investment directly in Intel Stock, not including any dividends paid on Intel Stock.

                              Please review the examples beginning on PS-7, under "Hypothetical Payouts on the Notes," which explain in more detail how the equity-linked payment amount is calculated and how the return on your investment in the notes may be more or less than the simple price return.

                              You can review the historical values of Intel Stock for each quarterly period in the period from January 1, 1997 through May 2, 2003 in the section of this pricing supplement called "Description of Notes--Historical Information." You should also review the historical quarterly percent change for Intel Stock as calculated for each quarterly period ending March 31, 1983 through March 31, 2003 in Annex A to this pricing supplement. Although the historical prices of Intel Stock should not be taken as an indicator of future performance or future volatility, Annex A illustrates that positive quarterly percent changes for Intel Stock exceeded a hypothetical maximum quarterly performance amount of 1.14, or 14% per period, in 23 of the last 81 quarterly periods.

The notes may become          Following certain corporate events relating to
linked to the common          Intel Stock, such as a stock-for-stock merger
stock of companies other      where Intel is not the surviving entity, the
than Intel                    quarterly performance amounts used to calculate
                              your return on the notes may be based on the common stock of a successor corporation to Intel.
                              Following certain other corporate events relating to Intel Stock, such as a merger event where holders of Intel Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Intel Stock, the quarterly performance amounts used to calculate your return on the notes will be based on the common stock of three companies in the same industry group as Intel in lieu of, or in addition to, Intel Stock. In the event of such a corporate event, the equity-linked nature of the notes would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of Notes--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your notes.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the quarterly performance amounts and the equity-linked payment amount. MS & Co. will also adjust the share ratio for certain corporate events that could affect the price of Intel Stock and determine the appropriate underlying security or securities to which the performance of the notes will be linked in the event of certain reorganization events that we describe in the section of this pricing supplement called
                              "Description of Notes--Antidilution Adjustments."

No affiliation with           Intel is not an affiliate of ours and is not
Intel                         involved with this offering in any way. The
                              obligations represented by the notes are obligations of Morgan Stanley and not of Intel.

The notes will be treated     The notes will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      Notes--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States
                              Federal Income Taxation" and the section called
                              "United States Federal Taxation--Notes--Notes
                              Linked to Commodity Prices, Single Securities,
                              Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Where you can find            The notes are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the notes                     general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes"
                              section in this pricing supplement. You should also read about the risks involved in investing in notes in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as these notes differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                       HYPOTHETICAL PAYOUTS ON THE NOTES

     The equity-linked payment amount is based on the closing price of Intel Stock on the period valuation dates for each quarterly valuation period. Because the price of Intel Stock may be subject to significant fluctuations over the term of the notes, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing price of Intel Stock on the amount payable to you at maturity. However, Intel Stock may not appreciate or depreciate over the term of the notes in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the price of Intel Stock over the term of the notes, which we refer to as the volatility of Intel Stock, may be significantly different than the volatility of Intel Stock implied by any of the examples.

     Assuming a maximum quarterly performance amount equal to 1.14 (equivalent to a quarterly stock price return of 14%), the equity-linked payment amount for each of the examples below is calculated using the following formula:

          Equity-linked Payment     =    $1,000 x (Product of each of the Quarterly Performance Amounts)
              Amount

              where,
                                                        Intel Stock price at end of
                                                        Quarterly Valuation Period
          Quarterly Performance     =    lesser of     -----------------------------     and 1.14
              Amount                                   Intel Stock price at start of
                                                        Quarterly Valuation Period

     Beginning on PS-9, we have provided examples of the hypothetical payouts on the notes. Below is a simplified example to illustrate how the equity-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical note with four quarterly valuation periods and Intel Stock with an initial price per share of $20.00.

     If the closing price at the end of each quarterly valuation period is $21.40, $21.15, $25.38 and $21.80, respectively, the quarterly performance amount for each of the quarterly valuation periods would be as follows:

                       Stock Price             Stock Price                                         Quarterly
    Quarterly     at Start of Quarterly   at End of Quarterly                       Stock         Performance
     Period         Valuation Period        Valuation Period                     Performance        Amount
    ---------     ---------------------   -------------------                    -----------      -----------
                                                                 $21.40
   1st Period            $20.00                   $21.40        ---------    =      1.07000         1.07000
                                                                 $20.00

                                                                 $21.15
   2nd Period            $21.40                   $21.15        ---------    =      .98832          .98832
                                                                 $21.40

                                                                 $25.38                                           (lesser of
   3rd Period            $21.15                   $25.38        ---------    =      1.20000          1.14        1.20000 and
                                                                 $21.15                                             1.14)

                                                                 $21.80
   4th Period            $25.38                   $21.80        ---------    =      .85894          .85894
                                                                 $25.38

     The equity-linked payment amount equals $1,000 times the product of each of the quarterly performance amounts. Based on the quarterly performance amounts in the above example, the equity-linked payment amount would be calculated as follows:

            $1,000 x (1.07000 x .98832 x 1.14 x .85894) = $1,035.50

     The equity-linked payment amount of $1,035.50 represents an increase of 3.550% above the issue price of the notes. Because the quarterly performance amount for the quarterly valuation period ending in the third quarterly period was limited to 1.14, the return of the equity-linked payment amount as a percentage of the issue price is less than the return would have been on a $1,000 note linked to the simple return of Intel Stock. The simple return of Intel Stock, which we refer to as the simple price return, would measure the overall performance of Intel Stock by dividing the closing price of Intel Stock at the end of the final quarterly valuation period by the closing price of Intel Stock on the day we offer the notes for initial sale to the public and would be calculated as follows:

                                     $21.80
         Simple Price Return   =   ----------   =   9.0%
                                     $20.00

     The simple price return of 9.0% on a $1,000 note would result in a investment return of $1,090.00, which is greater than the equity linked payment amount of $1,035.50.

                           *           *           *

The examples beginning on PS-9 are based on the following hypothetical terms:

o    Quarterly Valuation Periods: 15

o    Initial Intel Stock Value: $20.00

o    Issue Price per note: $1,000

o    Minimum Payment Amount: $1,150

o Maximum Quarterly Performance Amount: 1.14 (equivalent to a quarterly return on Intel Stock of 14%).

     The actual equity-linked payment amount for the notes linked to the common stock of Intel will be based on 30 quarterly valuation periods over the term of the notes, and the actual maximum quarterly performance amount may be greater or less than the hypothetical maximum quarterly performance amount of 1.14 used in the following examples. The trends and equity-linked payment amounts described in the examples below are hypothetical and are provided only as an illustration. The actual trends of Intel common stock and the resulting equity-linked payment amount over the 30 quarterly valuation periods of the notes will be different than the examples.

     As you review the examples, please note that although the maximum quarterly performance amount for any quarterly period is 1.14 (equivalent to a quarterly increase in the price of Intel Stock of 14%), in measuring the stock performance for the subsequent quarterly period we will use the actual price of Intel Stock at the start of the quarterly valuation period for that subsequent quarterly period rather than the price that would have resulted from an increase of 14% in the price of Intel Stock during the previous quarterly period. For example, in Example 2, the price of Intel Stock increases from $21.40 to $26.40 for the third quarterly valuation period, resulting in an Intel Stock performance of 1.23364 (equivalent to an increase in the price of Intel Stock of 23.364% in that quarterly period) and a quarterly performance amount of 1.14. Consequently, in the subsequent quarterly period Intel Stock performance is measured using $26.40 as the starting price of Intel Stock for that subsequent quarterly period rather than $24.40, the price that would have resulted from an increase of 14% in the price of Intel Stock during the previous quarterly period.

     Quarterly periods which resulted in an increase in the price of Intel Stock of 14% or greater are indicated in bold typeface below.

                    ---------------------------------------------------------------------------------------------------------------
                    Example 1                                                    Example 2
                                                               Quarterly                                                 Quarterly
    Quarterly           Hypothetical        Intel Stock       Performance           Hypothetical        Intel Stock     Performance
 Valuation Period    Ending Stock Price     Performance          Amount          Ending Stock Price     Performance        Amount
        Q1                 $20.60             1.03000           1.03000                $20.80             1.04000         1.04000
        Q2                  22.00             1.06796           1.06796                 21.40             1.02885         1.02885
        Q3                  23.60             1.07273           1.07273                 26.40             1.23364         1.14000
        Q4                  24.60             1.04237           1.04237                 21.60             0.81818         0.81818
        Q5                  25.60             1.04065           1.04065                 23.60             1.09259         1.09259
        Q6                  26.80             1.04688           1.04688                 25.20             1.06780          1.0678
        Q7                  28.40             1.05970           1.05970                 27.20             1.07937         1.07937
        Q8                  30.80             1.08451           1.08451                 33.20             1.22059         1.14000
        Q9                  30.20             0.98052           0.98052                 37.20             1.12048         1.12048
       Q10                  32.40             1.07285           1.07285                 37.60             1.01075         1.01075
       Q11                  34.00             1.04938           1.04938                 36.40             0.96809         0.96809
       Q12                  35.40             1.04118           1.04118                 39.00             1.07143         1.07143
       Q13                  38.40             1.08475           1.08475                 40.60             1.04103         1.04103
       Q14                  37.60             0.97917           0.97917                 38.20             0.94089         0.94089
       Q15                  40.00             1.06383           1.06383                 40.00             1.04712         1.04712
                    ---------------------------------------------------------------------------------------------------------------
                                     Simple Price Return:        $2,000                        Simple Price Return:        $2,000

                            Equity-linked Payment Amount:        $2,000               Equity-linked Payment Amount:        $1,726

                                  Minimum Payment Amount:        $1,150                     Minimum Payment Amount:        $1,150

                              Maturity Redemption Amount:        $2,000                 Maturity Redemption Amount:        $1,726
                    ---------------------------------------------------------------------------------------------------------------

                     -------------------------------------------------------
                     Example 3
                                                               Quarterly
    Quarterly            Hypothetical        Intel Stock      Performance
 Valuation Period     Ending Stock Price     Performance         Amount
        Q1                  $21.00             1.05000           1.05000
        Q2                   27.00             1.28571           1.14000
        Q3                   25.00             0.92593           0.92593
        Q4                   31.80             1.27200           1.14000
        Q5                   33.00             1.03774           1.03774
        Q6                   39.60             1.20000           1.14000
        Q7                   33.00             0.83333           0.83333
        Q8                   31.60             0.95758           0.95758
        Q9                   30.20             0.95570           0.95570
       Q10                   32.20             1.06623           1.06623
       Q11                   38.20             1.18634           1.14000
       Q12                   39.00             1.02094           1.02094
       Q13                   36.60             0.93846           0.93846
       Q14                   42.20             1.15301           1.14000
       Q15                   40.00             0.94787           0.94787
                     -------------------------------------------------------
                                      Simple Price Return:        $2,000

                             Equity-linked Payment Amount:        $1,435

                                   Minimum Payment Amount:        $1,150

                               Maturity Redemption Amount:        $1,435
                     -------------------------------------------------------

     In Examples 1, 2 and 3, the price of the Intel Stock increases 100% over the term of the notes and ends above the initial price of $20.00. However, each example produces a different maturity redemption amount because the hypothetical performance of Intel Stock over the term of the notes is different in each example.

o In Example 1, the quarterly performance amount never exceeds the hypothetical maximum quarterly performance amount of 1.14, and consequently, the equity-linked payment amount of $2,000 equals the Simple Price Return of $2,000. The amount payable at maturity is the equity-linked payment amount of $2,000, representing a 100% increase above the issue price.

o In Example 2, the price of Intel Stock increases more than 14% in the third and eighth quarterly valuation periods, and the quarterly performance amounts for each of those periods is limited to the maximum of
     1.14. Any significant decrease in the price of Intel Stock (see, for example, the fourth quarterly valuation period) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $1,726 is less than the Simple Price Return of $2,000. Therefore, although the price of Intel Stock increases 100% over the term of the notes, the amount payable at maturity of the notes is the equity-linked payment amount of $1,726, representing a 72.6% increase above the issue price.

o In Example 3, the price of Intel Stock increases more than 14% in the second, fourth, sixth, eleventh and fourteenth quarterly valuation periods, and the quarterly performance amounts for each of those periods is limited to the maximum of 1.14. Any significant decrease in the price of Intel Stock (see, for example, the seventh quarterly valuation period) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $1,435 is significantly less than the Simple Price Return of $2,000. Therefore, although the price of Intel Stock increases 100% over the term of the notes, the amount payable at maturity of the notes is the equity-linked payment amount of $1,435, representing a 43.5% increase above the issue price.

                    ----------------------------------------------------------------------------------------------------------------
                    Example 4                                                 Example 5
                                                               Quarterly                                                 Quarterly
     Quarterly          Hypothetical        Intel Stock       Performance          Hypothetical        Intel Stock      Performance
 Valuation Period    Ending Stock Price     Performance          Amount         Ending Stock Price     Performance         Amount
        Q1                 $21.00             1.05000           1.05000               $20.40             1.02000          1.02000
        Q2                  19.60             0.93333           0.93333               22.00              1.07843          1.07843
        Q3                  18.60             0.94898           0.94898               22.60              1.02727          1.02727
        Q4                  19.20             1.03226           1.03226               29.00              1.28319          1.14000
        Q5                  18.00             0.93750           0.93750               24.20              0.83448          0.83448
        Q6                  17.40             0.96667           0.96667               29.00              1.19835          1.14000
        Q7                  17.60             1.01149           1.01149               36.00              1.24138          1.14000
        Q8                  18.00             1.02273           1.02273               33.00              0.91667          0.91667
        Q9                  17.40             0.96667           0.96667               28.60              0.86667          0.86667
        Q10                 16.00             0.91954           0.91954               36.60              1.27972          1.14000
        Q11                 16.40             1.02500           1.02500               30.00              0.81967          0.81967
        Q12                 17.60             1.07317           1.07317               37.60              1.25330          1.14000
        Q13                 17.40             0.98864           0.98864               30.80              0.81914          0.81914
        Q14                 15.80             0.90805           0.90805               31.00              1.00649          1.00649
        Q15                 17.00             1.07595           1.07595               28.00              0.90323          0.90323
                    ----------------------------------------------------------------------------------------------------------------
                                   Simple Price Return:          $  850                       Simple Price Return:         $1,400

                          Equity-linked Payment Amount:          $  850              Equity-linked Payment Amount:         $  880

                                Minimum Payment Amount:          $1,150                    Minimum Payment Amount:         $1,150

                            Maturity Redemption Amount:          $1,150                Maturity Redemption Amount:         $1,150
                    ----------------------------------------------------------------------------------------------------------------

     In Example 4, the price of Intel Stock decreases over the term of the notes and ends below the initial price of $20.00. The quarterly performance amounts never exceed the hypothetical maximum quarterly performance amount of 1.14, and consequently, the equity-linked payment amount of $850 equals the Simple Price Return of $850. Although the price of Intel Stock decreases 15% over the term of the notes, the amount payable at maturity of the notes is the Minimum Payment Amount of $1,150, representing a 15% increase above the issue price.

                           *           *           *

     In Example 5, the price of Intel Stock increases over the term of the notes and ends above the initial price of $20.00. The price of Intel Stock increases more than 14% in the fourth, sixth, seventh, tenth and twelfth quarterly valuation periods, and the quarterly performance amount for each of those periods is limited to the maximum of 1.14. Any significant decrease in the price of Intel Stock (see, for example, the fifth, eleventh and thirteenth quarterly valuation periods) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $880 is significantly less than the Simple Price Return of $1,400. Therefore, although the price of Intel Stock increases 40% over the term of the notes, the amount payable at maturity of the notes is the Minimum Payment Amount of $1,150, representing only a 15% increase above the issue price.

                                  RISK FACTORS

     The notes are not secured debt and, unlike ordinary debt securities, the notes do not pay interest. Investing in the notes is not equivalent to investing directly in Intel Stock. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

The notes do not pay          The terms of the notes differ from those of
interest like ordinary        ordinary debt securities in that we will not pay
debt securities               interest on the notes. Because the equity-linked
                              payment amount due at maturity may be no greater than the minimum payment amount of $1,150, representing an effective yield to maturity of 1.86% per annum on the issue price of each note, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forego market floating interest payments on the notes in exchange for the amount by which the equity-linked payment amount or the minimum payment amount exceeds the principal amount of the notes.

The notes may not             There may be little or no secondary market for
be actively traded            the notes. Although we will apply to list the
                              notes on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the notes, but it is not required to do so.

Market price of the notes     Several factors, many of which are beyond our
will be influenced by many    control, will influence the value of the notes,
unpredictable factors         including:

                              o the price of Intel Stock at any time and on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of Intel Stock

                              o    interest and yield rates in the market

                              o    the dividend rate on Intel Stock

                              o the time remaining to the maturity of the notes

                              o    geopolitical conditions and economic,
                                   financial, political and regulatory or
                                   judicial events that affect stock markets generally and that may affect the value of Intel Stock on the specific period valuation dates

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the equity-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the price of Intel Stock during previous quarterly valuation periods is greater than the increases in the price of Intel Stock during other previous quarterly valuation periods.

                              You cannot predict the future performance and volatility of Intel Stock based on its historical performance. We cannot guarantee that the quarterly performance of Intel Stock will result in an equity-linked payment amount in excess of the minimum payment amount.

Investing in the notes is     Because the equity-linked payment amount is based
not equivalent to investing   on the compounded quarterly return of Intel Stock
in Intel Stock                on 30 quarterly valuation dates during the term
                              of the notes and your participation in quarterly
                              increases is limited to     %, it is possible for
                              the return on your investment in the notes (the
                              effective yield to maturity) to be substantially
                              less than the return of Intel Stock over the term
                              of the notes. As demonstrated by Examples 2 and 3
                              under "Hypothetical Payouts on the Notes" above,
                              an investment in the notes may result in a return
                              at maturity that is less than the simple price
                              return. The amount of the discrepancy, if any,
                              between the equity-linked payment amount and
                              simple price return will depend on how often and
                              by how much any quarterly performance amount
                              exceeds        , or     %, during the 30
                              quarterly valuation periods over the term of the notes.

                              The maximum quarterly performance amount will operate to limit your participation in the increase in the price of Intel Stock during any
                              quarterly valuation period to a maximum of     %,
                              while your exposure to any decline in the price of Intel Stock during any quarterly valuation period will not be limited. It is possible that increases in the price of Intel Stock during some quarterly valuation periods will be offset by declines in the price of Intel Stock during other quarterly valuation periods during the term of the notes. However, because of the limits on your participation in quarterly increases in the price
                              of Intel Stock resulting from the     % maximum
                              quarterly performance amount, it is possible that increases in the price of Intel Stock that would otherwise offset declines in the price of Intel Stock will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the equity-linked payment amount may be less than the minimum payment amount of $1,150 even if the price of Intel Stock increases more than 15% over the term of the notes. In that case, you would receive the minimum payment amount, which represents a return on your investment that is less than the simple price return on Intel Stock.

                              You can review the historical prices of Intel Stock for each calendar quarter in the period from January 1, 1997 through May 2, 2003 in the section of this pricing supplement called "Description of Notes--Historical Information." You should also review the historical quarterly percent change for Intel Stock as calculated for each quarterly period ending March 31, 1983 through March 31, 2003 in Annex A to this pricing supplement. Although the historical prices of Intel Stock should not be taken as an indicator of future performance or future volatility, Annex A illustrates that the quarterly percent changes for Intel Stock exceeded a hypothetical maximum quarterly performance amount of 1.14, or 14% per period in 23 of the last 81 quarterly periods.

The notes may become          Following certain corporate events relating to
linked to the common stock    Intel Stock, such as a merger event where holders
of companies other than       of Intel Stock would receive all or a substantial
Intel                         portion of their consideration in cash or a
                              significant cash dividend or distribution of property with respect to Intel Stock, the Quarterly Performance Amounts used to calculate your return on the notes will be based on the common stock of three companies in the same industry group as Intel in lieu of, or in addition to, Intel Stock. Following certain other corporate events, such as a stock-for-stock merger where Intel is not the surviving entity, the quarterly performance events used to calculate your return on the notes may be based on the common stock of a successor corporation to Intel. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                              "Description of Notes--Antidilution Adjustments."
                              The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the notes.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
we are required to make do    share ratio and securities underlying the notes
not cover every corporate     for certain events affecting Intel Stock, such as
event that can affect         stock splits and stock dividends, and certain
Intel Stock                   other corporate actions involving Intel, such as
                              mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect Intel Stock. For example, the calculation agent will not make any adjustments if Intel or anyone else makes a partial tender or partial exchange offer for Intel Stock. If an event occurs that does not require the calculation agent to adjust the amount of Intel
                              Stock payable at maturity, the market price of the notes may be materially and adversely affected.

Morgan Stanley is not         Intel is not an affiliate of ours and is not
affiliated with Intel         involved with this offering in any way.
                              Consequently, we have no ability to control the actions of Intel, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity.
                              Intel has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Intel.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with Intel without
involving Intel without       regard to your interests, including extending
regard to your interests      loans to, or making equity investments in, Intel
                              or providing advisory services to Intel, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Intel. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Intel.
                              These research reports may or may not recommend that investors buy or hold Intel Stock.

You have no                   Investing in the notes is not equivalent to
shareholder rights            investing in Intel common stock. As an investor
                              in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Intel Stock.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              notes. MS& Co. will calculate the equity-linked payment amount, the quarterly performance amounts and what adjustments should be made to the share ratio to reflect certain corporate and other events. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and in determining the appropriate underlying security or securities to track in the event of certain reorganization events, may affect the equity-linked payment amount. See the sections of this pricing supplement called "Description of
                              Notes--Antidilution Adjustments" and "--Market
                              Disruption Event."

Hedging and trading activity We expect that MS & Co. and other affiliates will by the calculation agent and carry out hedging activities related to the notes
its affiliates could          (and possibly to other instruments linked to
potentially adversely affect  Intel Stock), including trading in Intel Stock as
the price of Intel Stock      well as in other instruments related to Intel
                              Stock. MS & Co. and some of our other
                              subsidiaries also trade Intel Stock and other financial instruments related to Intel Stock on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities could potentially affect the price of Intel Stock and, accordingly, could affect the payout to you on the notes.

The notes will be treated     You should also consider the U.S. federal income
as contingent payment         tax consequences of investing in the notes. The
debt instruments for          notes will be treated as "contingent payment debt
U.S. federal income tax       instruments" for U.S. federal income tax
purposes                      purposes, as described in the section of this
                              pricing supplement called "Description of
                              Notes--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States
                              Federal Income Taxation" and the section called
                              "United States Federal Taxation--Notes--Notes
                              Linked to Commodity Prices, Single Securities,
                              Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of any of our Stock Participation Notes due December 30, 2010 Linked to the Common Stock of Intel Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Original Issue Date (Settlement Date).                 , 2003

Maturity Date.........................  December 30, 2010, subject to extension in accordance with the following
                                        paragraph in the event of a Market
                                        Disruption Event on the final Period
                                        Valuation Date for calculating the
                                        Equity-linked Payment Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  617446JF7

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        Note the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Equity-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the Notes to the Trustee for
                                        delivery to DTC, as holder of the
                                        Notes, on the Maturity Date. We expect
                                        such amount of cash will be distributed
                                        to investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See "--Book
                                        Entry Note or Certificated Note" below,
                                        and see "The Depositary" in the
                                        accompanying prospectus supplement.

Minimum Payment Amount................  $1,150

Equity-linked Payment Amount..........  The Equity-linked Payment Amount is equal to (i) $1,000 times (ii)
                                        the product of the Quarterly
                                        Performance Amounts for each Quarterly
                                        Valuation Period over the term of the
                                        Notes.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance
                                        Amount will be equal to the lesser of
                                        (i)         and (ii) a fraction, the
                                        numerator of which will be the Market
                                        Price of one share of Intel Stock times
                                        the Share Ratio, each as determined on
                                        the Period Valuation Date at the end of
                                        such Quarterly Valuation Period, and
                                        the denominator of which will be the
                                        Market Price of one share of Intel
                                        Stock times the Share Ratio, each as
                                        determined on the Period Valuation Date
                                        at the beginning of such Quarterly
                                        Valuation Period, provided that for the
                                        first Quarterly Valuation Period, the
                                        denominator will be        , the Market
                                        Price of one share of Intel Stock on
                                        the day we offer the Notes for initial
                                        sale to the public. See also,
                                        "--Antidilution Adjustments" below.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin on the day
                                        we offer the Notes for initial sale to
                                        the public. The first Quarterly
                                        Valuation Period will be longer than
                                        three calendar months.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each March, June, September
                                        and December, beginning September 30,
                                        2003 to and including September 30,
                                        2010, and (ii) December 28, 2010, in
                                        each such case subject to adjustment if
                                        such date is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        date as described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including September
                                        30, 2003 to and including September 30,
                                        2010 is not a Trading Day or if a
                                        Market Disruption Event occurs on any
                                        such date, such Period Valuation Date
                                        will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred;
                                        provided that if a Market Disruption
                                        Event occurs on any of the scheduled
                                        Period Valuation Dates occurring from
                                        and including September 30, 2003 to and
                                        including September 30, 2010 and on
                                        each of the five Trading Days
                                        immediately succeeding that scheduled
                                        Period Valuation Date, then such fifth
                                        succeeding Trading Day will be deemed
                                        to be the relevant Period Valuation
                                        Date, notwithstanding the occurrence of
                                        a Market Disruption Event on such day.

                                        If December 28, 2010 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred.

Share Ratio...........................  1.0, subject to adjustment for certain corporate events relating to Intel. See
                                        "--Antidilution Adjustments" below.

Market Price..........................  If Intel Stock (or any other security for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin

                                        Board Service ("OTC Bulletin Board")
                                        operated by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Intel
                                        Stock (or one unit of any such other
                                        security) on any Trading Day means (i)
                                        the last reported sale price, regular
                                        way, of the principal trading session
                                        on such day on the principal United
                                        States securities exchange registered
                                        under the Securities Exchange Act of
                                        1934, as amended (the "Exchange Act"),
                                        on which Intel Stock is listed or
                                        admitted to trading (which may be the
                                        Nasdaq National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Intel Stock is
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or otherwise, the Market Price
                                        for any Trading Day shall be the mean,
                                        as determined by the Calculation Agent,
                                        of the bid prices for Intel Stock
                                        obtained from as many dealers in such
                                        security, but not exceeding three, as
                                        will make such bid prices available to
                                        the Calculation Agent. Bids of MS & Co.
                                        or any of its affiliates may be
                                        included in the calculation of such
                                        mean, but only to the extent that any
                                        such bid is the highest of the bids
                                        obtained. A "security of the Nasdaq
                                        National Market" shall include a
                                        security included in any successor to
                                        such system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The Notes will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the Notes. Your
                                        beneficial interest in the Notes will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        Notes, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Antidilution Adjustments..............  The Share Ratio will be adjusted as follows:

                                        1. If Intel Stock is subject to a stock
                                        split or reverse stock split, then once
                                        such split has become effective, the
                                        Share Ratio will be adjusted to equal
                                        the product of the prior Share Ratio
                                        and the number of shares issued in such
                                        stock split or reverse stock split with
                                        respect to one share of Intel Stock.

                                        2. If Intel Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Intel Stock) that is given
                                        ratably to all holders of shares of
                                        Intel Stock or (ii) to a distribution
                                        of Intel Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Intel, then once
                                        the dividend or distribution has become
                                        effective and Intel Stock is trading
                                        ex-dividend, the Share Ratio will be
                                        adjusted so that the new Share Ratio
                                        shall equal the prior Share Ratio plus
                                        the product of (i) the number of shares
                                        issued with respect to one share of
                                        Intel Stock and (ii) the prior Share
                                        Ratio.

                                        3. If Intel issues rights or warrants
                                        to all holders of Intel Stock to
                                        subscribe for or purchase Intel Stock
                                        at an exercise price per share that is
                                        less than the Market Price of Intel
                                        Stock on both (i) the date the exercise
                                        price of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        Notes, then the Share Ratio will be
                                        adjusted on the Trading Day immediately
                                        following the expiration date of such
                                        rights or warrants to equal the product
                                        of the prior Share Ratio and a
                                        fraction, the numerator of which shall
                                        be the number of shares of Intel Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants (as
                                        adjusted for any subsequent corporate
                                        event requiring an adjustment
                                        hereunder) plus the number of
                                        additional shares of Intel Stock
                                        offered for subscription or purchase
                                        pursuant to such rights or warrants and
                                        the denominator of which shall be the
                                        number of shares of Intel Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants (as
                                        adjusted for any subsequent corporate
                                        event requiring an adjustment
                                        hereunder) plus the number of
                                        additional shares of Intel Stock which
                                        the aggregate offering price of the
                                        total number of shares of Intel Stock
                                        so offered for subscription or purchase
                                        pursuant to such rights or warrants
                                        would purchase at the Market Price on
                                        the expiration date of such rights or
                                        warrants, which shall be determined by
                                        multiplying such total number of shares
                                        offered by the exercise price of such
                                        rights or warrants and dividing the
                                        product so obtained by such Market
                                        Price. If the number of shares of Intel
                                        Stock actually delivered in respect of
                                        such rights or warrants differs from
                                        the number of shares of Intel Stock
                                        offered in respect of such rights or
                                        warrants, then the Share Ratio for
                                        Intel Stock shall promptly be
                                        readjusted to the Share Ratio which
                                        would have been in effect had the
                                        adjustment been made on the basis of
                                        the number of shares of Intel Stock
                                        actually delivered in respect of such
                                        rights or warrants.

                                        4. There will be no adjustments to the
                                        Share Ratio to reflect cash dividends
                                        or other distributions paid with
                                        respect to Intel Stock other than
                                        distributions described in paragraph 2,
                                        paragraph 3 and clauses (i), (iv) and
                                        (v) of the first sentence of paragraph
                                        5 and Extraordinary Dividends.
                                        "Extraordinary Dividend" means (a) the
                                        full amount per share of Intel Stock of
                                        any cash dividend or special dividend
                                        or distribution that is identified by
                                        Intel as an extraordinary or special
                                        dividend or distribution, (b) the
                                        excess of any cash dividend or other
                                        cash distribution (that is not
                                        otherwise identified by Intel as an
                                        extraordinary or special dividend or
                                        distribution) distributed per share of
                                        Intel Stock over the immediately
                                        preceding cash dividend or other cash
                                        distribution, if any, per share of
                                        Intel Stock that did not include an
                                        Extraordinary Dividend (as adjusted for
                                        any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) if such excess portion of the
                                        dividend or distribution is more than
                                        5% of the Market Price of Intel Stock
                                        on the Trading Day preceding the
                                        "ex-dividend date" (that is, the day on
                                        and after which transactions in Intel
                                        Stock on an organized securities
                                        exchange or trading system no longer
                                        carry the right to receive that cash
                                        dividend or other cash distribution)
                                        for the payment of such cash dividend
                                        or other cash distribution (such Market
                                        Price, the "Base Market Price") (c) the
                                        full cash value of any non-cash
                                        dividend or distribution per share of
                                        Intel Stock (excluding Marketable
                                        Securities, as defined in paragraph 5
                                        below). Subject to the following
                                        sentence, if any cash dividend or
                                        distribution of such other property
                                        with respect to Intel Stock includes an
                                        Extraordinary Dividend, the Share Ratio
                                        with respect to Intel Stock will be
                                        adjusted on the ex-dividend date so
                                        that the new Share Ratio will equal the
                                        product of (i) the prior Share Ratio
                                        and (ii) a fraction, the numerator of
                                        which is the Base Market Price, and the
                                        denominator of which is the amount by
                                        which the Base Market Price exceeds the
                                        Extraordinary Dividend. If any
                                        Extraordinary Dividend is at least 35%
                                        of the Base Market Price, then, instead
                                        of adjusting the Share Ratio, each
                                        subsequent Quarterly Performance Amount
                                        will be calculated as described in
                                        paragraph 5 below, and the
                                        Extraordinary Dividend will be
                                        allocated to Reference Basket Stocks in
                                        accordance with the procedures for a
                                        Reference Basket Event as described in
                                        clause 3(b) of paragraph 5 below. The
                                        value of the non-cash component of an
                                        Extraordinary Dividend will be
                                        determined on the ex-dividend date for
                                        such distribution by the Calculation
                                        Agent, whose determination shall be
                                        conclusive in the absence of manifest
                                        error. A distribution on Intel Stock
                                        described in clause (i), (iv) or (v) of
                                        the first sentence of paragraph 5 below
                                        shall cause an adjustment to the Share
                                        Ratio pursuant only to clause (i), (iv)
                                        or (v) of the first sentence of
                                        paragraph 5, as applicable.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        Intel Stock is reclassified or changed,
                                        including, without limitation, as a
                                        result of the issuance of any tracking
                                        stock by Intel, (ii) Intel has been
                                        subject to any merger, combination or
                                        consolidation and is not the surviving
                                        entity, (iii) Intel completes a
                                        statutory exchange of securities with
                                        another corporation (other than
                                        pursuant to clause (ii) above), (iv)
                                        Intel is liquidated, (v) Intel issues
                                        to all of its shareholders equity
                                        securities of an issuer other than
                                        Intel (other than in a transaction
                                        described in clause (ii), (iii) or (iv)
                                        above) (a "spinoff stock") or (vi)
                                        Intel Stock is the subject of a tender
                                        or exchange offer
                                        or going private transaction on all of
                                        the outstanding shares. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of Intel Stock receive any equity
                                        security listed on a national
                                        securities exchange or traded on The
                                        Nasdaq National Market (a "Marketable
                                        Security"), other securities or other
                                        property, assets or cash (collectively
                                        "Exchange Property"), the Quarterly
                                        Performance Amounts for Period
                                        Valuation Dates following the effective
                                        date for such Reorganization Event (or,
                                        if applicable, in the case of spinoff
                                        stock, the ex-dividend date for the
                                        distribution of such spinoff stock)
                                        will be calculated by reference to:

                                            (1) if Intel Stock continues to be
                                            outstanding, Intel Stock (if
                                            applicable, as reclassified upon
                                            the issuance of any tracking stock)
                                            at the Share Ratio in effect on
                                            such Period Valuation Date (taking
                                            into account any adjustments for
                                            any distributions described under
                                            clause (3)(a) below); and

                                            (2) for each Marketable Security
                                            received in such Reorganization
                                            Event (each a "New Stock"),
                                            including the issuance of any
                                            tracking stock or spinoff stock or
                                            any stock received in exchange for
                                            Intel Stock, where Intel is not the
                                            surviving entity, the number of
                                            shares of the New Stock received
                                            with respect to one share of Intel
                                            Stock multiplied by the Share Ratio
                                            for Intel Stock on the Trading Day
                                            immediately prior to the effective
                                            date of the Reorganization Event
                                            (the "New Stock Share Ratio"), as
                                            adjusted to such Period Valuation
                                            Date (taking into account any
                                            adjustments for distributions
                                            described under clause (3)(a)
                                            below); and

                                            (3) for any cash and any other
                                            property or securities other than
                                            Marketable Securities received in
                                            such Reorganization Event (the
                                            "Non-Stock Exchange Property"),

                                                (a) if the combined value of
                                                the amount of Non-Stock
                                                Exchange Property received per
                                                share of Intel Stock, as
                                                determined by the Calculation
                                                Agent in its sole discretion on
                                                the effective date of such
                                                Reorganization Event (the
                                                "Non-Stock Exchange Property
                                                Value"), by holders of Intel
                                                Stock is less than 25% of the
                                                Market Price of Intel Stock on
                                                the Trading Day immediately
                                                prior to the effective date of
                                                such Reorganization Event, a
                                                number of shares of Intel
                                                Stock, if applicable, and of
                                                any New Stock received in
                                                connection with such
                                                Reorganization Event, if
                                                applicable, in proportion to
                                                the relative Market Prices of
                                                Intel Stock and any such New
                                                Stock, and with an aggregate
                                                value equal to the Non-Stock
                                                Exchange Property Value based
                                                on such Market Prices, in each
                                                case as determined by the
                                                Calculation Agent in its sole
                                                discretion on the effective
                                                date of such Reorganization
                                                Event; and the number such
                                                shares of Intel Stock or any
                                                New Stock determined in
                                                accordance with this clause
                                                (3)(a) will be added at the
                                                time of such adjustment to the
                                                Share Ratio in subparagraph (1)
                                                above and/or the New Stock
                                                Share Ratio in subparagraph (2)
                                                above, as applicable, or

                                                (b) if the Non-Stock Exchange
                                                Property Value is equal to or
                                                exceeds 25% of the Market Price
                                                of Intel Stock on the Trading
                                                Day immediately prior to the
                                                effective date relating to such
                                                Reorganization Event or, if
                                                Intel Stock is surrendered
                                                exclusively for Non-Stock
                                                Exchange Property (in each
                                                case, a "Reference Basket
                                                Event"), an equal-dollar
                                                weighted basket of three
                                                Reference Basket Stocks (as
                                                defined below) with an
                                                aggregate value on the
                                                effective date of such
                                                Reorganization Event equal to
                                                the Non-Stock Exchange Property
                                                Value. The "Reference Basket
                                                Stocks" will be the three
                                                stocks with the largest market
                                                capitalization among the stocks
                                                that then comprise the S&P 500
                                                Index (or, if publication of
                                                such index is discontinued, any
                                                successor or substitute index
                                                selected by the Calculation
                                                Agent in its sole discretion)
                                                with the same primary Standard
                                                Industrial Classification Code
                                                ("SIC Code") as Intel;
                                                provided, however, that a
                                                Reference Basket Stock will not
                                                include any stock that is
                                                subject to a trading
                                                restriction under the trading
                                                restriction policies of Morgan
                                                Stanley or any of its
                                                affiliates that would
                                                materially limit the ability of
                                                Morgan Stanley or any of its
                                                affiliates to hedge the Notes
                                                with respect to such stock (a
                                                "Hedging Restriction");
                                                provided further that if three
                                                Reference Basket Stocks cannot
                                                be identified from the S&P 500
                                                Index by primary SIC Code for
                                                which a Hedging Restriction
                                                does not exist, the remaining
                                                Reference Basket Stock(s) will
                                                be selected by the Calculation
                                                Agent from the largest market
                                                capitalization stock(s) within
                                                the same Division and Major
                                                Group classification (as
                                                defined by the Office of
                                                Management and Budget) as the
                                                primary SIC Code for Intel.
                                                Each Reference Basket Stock
                                                will be assigned a Basket Stock
                                                Share Ratio equal to the number
                                                of shares of such Reference
                                                Basket Stock with a Market
                                                Price on the effective date of
                                                such Reorganization Event equal
                                                to the product of (a) the
                                                Non-Stock Exchange Property
                                                Value, (b) the Share Ratio in
                                                effect for Intel Stock on the
                                                Trading Day immediately prior
                                                to the effective date of such
                                                Reorganization Event and (c)
                                                0.3333333.

                                        Following the allocation of any
                                        Extraordinary Dividend to Reference
                                        Basket Stocks pursuant to paragraph 4
                                        above or any Reorganization Event
                                        described in this paragraph 5, the
                                        Quarterly Performance Amount for each
                                        subsequent Period Valuation Date will
                                        be the sum of:

                                            (i)   if applicable, the product of
                                                  the Market Price of one share
                                                  of Intel Stock and the Share
                                                  Ratio then in effect; and

                                            (ii)  if applicable, for each New
                                                  Stock, the product of the
                                                  Market Price of one share of
                                                  such New Stock and the New
                                                  Stock Share Ratio then in
                                                  effect for such New Stock; and

                                            (iii) if applicable, for each
                                                  Reference Basket Stock, the
                                                  product of the Market Price of
                                                  such Reference Basket Stock
                                                  and the Basket Stock Share
                                                  Ratio then in effect for such
                                                  Reference Basket Stock.

                                        In each case, the Market Price and the
                                        applicable Share Ratio (including for
                                        this purpose, any New Stock Share Ratio
                                        or Basket Stock Share Ratio) will be
                                        determined by the Calculation Agent on
                                        the Period Valuation Date; provided
                                        that if there is a Market Disruption
                                        Event with respect to any underlying
                                        stock, the Market Price and Share Ratio
                                        for the unaffected underlying stocks
                                        will be determined on the originally
                                        scheduled Period Valuation Date, and
                                        the Market Price and Share Ratio for
                                        the affected underlying stock will be
                                        postponed in accordance with the second
                                        and third paragraphs under "--Period
                                        Valuation Dates" above; provided
                                        further that the provisions for the
                                        extension of the Maturity Date will
                                        apply in the case of the postponement
                                        of the Period Valuation Date for any
                                        underlying stock.

                                                  *          *         *

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        antidilution adjustments after which
                                        the Quarterly Performance Amount is
                                        based in whole or in part on the value
                                        of a New Stock or Reference Basket
                                        Stocks, references to "Intel Stock"
                                        under "Market Price" and "Market
                                        Disruption Event" shall be deemed to
                                        also refer to any New Stock or
                                        Reference Basket Stock, and, if Intel
                                        Stock is no longer outstanding, all
                                        other references in this pricing
                                        supplement to "Intel Stock" shall be
                                        deemed to refer to New Stock and/or the
                                        Reference Basket Stocks, unless the
                                        context otherwise requires. The New
                                        Stock Share Ratio(s) or Basket Stock
                                        Share Ratios resulting from any
                                        Reorganization Event described in
                                        paragraph 5 above or similar adjustment
                                        under paragraph 4 above shall be
                                        subject to the adjustments set forth in
                                        paragraphs 1 through 5 hereof.

                                        If a Market Price is no longer
                                        available for Intel Stock, any New
                                        Stock or any Reference Basket Stock for
                                        whatever reason, including in the event
                                        Intel or the issuer of such other stock
                                        is liquidated or Intel or such other
                                        issuer is subject to a proceeding under
                                        any applicable bankruptcy, insolvency
                                        or similar law, then the value of the
                                        Intel Stock, any New Stock or any
                                        Reference Basket Stock, as applicable,
                                        will equal zero for as long as no
                                        Market Price is available.

                                        If a Reference Basket Event occurs, we
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        occurrence of such Reference Basket
                                        Event and of the
                                        three Reference Basket Stocks selected
                                        as promptly as possible and in no event
                                        later than five Business Days after the
                                        date of the Reference Basket Event.

                                        No adjustment to any Share Ratio
                                        (including for this purpose, any New
                                        Stock Share Ratio or Basket Stock Share
                                        Ratio) will be required unless such
                                        adjustment would require a change of at
                                        least 0.1% in the Share Ratio then in
                                        effect. The Share Ratio resulting from
                                        any of the adjustments specified above
                                        will be rounded to the nearest one-
                                        hundred thousandth, with five
                                        one-hundred thousandths rounded upward.
                                        Adjustments to the Share Ratios will be
                                        made up to and including the final
                                        Period Valuation Date.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to any
                                        Share Ratio, New Stock Share Ratio or
                                        Basket Stock Share Ratio or method of
                                        calculating the Exchange Property Value
                                        and of any related determinations and
                                        calculations with respect to any
                                        distributions of stock, other
                                        securities or other property or assets
                                        (including cash), and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments made
                                        pursuant to paragraphs 1 through 5
                                        above upon written request by any
                                        investor in the Notes.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Intel Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Intel Stock on the primary market
                                            for Intel Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Intel Stock as a
                                            result of which the reported
                                            trading prices for Intel Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Intel
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the Notes.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption

                                        Event, (3) limitations pursuant to NYSE
                                        Rule 80A (or any applicable rule or
                                        regulation enacted or promulgated by
                                        the NYSE, any other self-regulatory
                                        organization or the Securities and
                                        Exchange Commission (the "Commission")
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on
                                        Intel Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to Intel
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Intel
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the Notes shall have
                                        occurred and be continuing, the amount
                                        declared due and payable for each Note
                                        upon any acceleration of the Notes (an
                                        "Event of Default Acceleration") will
                                        be equal to the Maturity Redemption
                                        Amount determined as though the Market
                                        Price of Intel Stock for any Period
                                        Valuation Date scheduled to occur on or
                                        after such date of acceleration were
                                        the Market Price of Intel Stock on the
                                        date of acceleration. Therefore, the
                                        Quarterly Performance Amount for the
                                        then current Quarterly Valuation Period
                                        would be equal to the Market Price of
                                        one share of Intel Stock times the
                                        Share Ratio on the date of acceleration
                                        divided by the Market Price of one
                                        share of Intel Stock times the Share
                                        Ratio on the Period Valuation Date at
                                        the beginning of such Quarterly
                                        Valuation Period, and the Quarterly
                                        Performance Amount for each remaining
                                        Quarterly Valuation Period would be
                                        equal to 1.

                                        If the maturity of the Notes is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary of the Maturity Redemption
                                        Amount and the aggregate cash amount
                                        due with respect to the Notes as
                                        promptly as possible and in no event
                                        later than two Business Days after the
                                        date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Equity-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward

                                        (e.g., .876545 would be rounded to
                                        .87655); all dollar amounts related to
                                        determination of the amount of cash
                                        payable per Note will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of Notes will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the Notes,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Share Ratio or
                                        determining any Market Price, the
                                        Equity-linked Payment Amount, the
                                        Quarterly Performance Amount or whether
                                        a Market Disruption Event has occurred.
                                        See "--Antidilution Adjustments,"
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" and
                                        "--Market Disruption Event" above. MS &
                                        Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Intel Stock;
Public Information....................  Intel Corporation is a semiconductor chip maker and supplies the computing
                                        and communications industries with
                                        chips, boards and systems building
                                        blocks that are integral to computers,
                                        servers and networking and
                                        communications products. Intel Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Intel pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        0-6217. In addition, information
                                        regarding Intel may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the Notes offered hereby and does not
                                        relate to Intel Stock or other
                                        securities of Intel. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Intel from
                                        the publicly available documents
                                        described in the preceding paragraph.
                                        Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Intel in
                                        connection with the offering of the
                                        Notes. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding Intel is accurate
                                        or complete. Furthermore, we cannot
                                        give any assurance that all events
                                        occurring prior to the date hereof
                                        (including events that would affect the
                                        accuracy or completeness of the
                                        publicly available documents described
                                        in the preceding paragraph) that would
                                        affect the trading price of Intel Stock
                                        (and therefore the price of Intel Stock
                                        at the time we price the Notes) have
                                        been publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Intel
                                        could affect the value received at
                                        maturity with respect to the Notes and
                                        therefore the trading prices of the
                                        Notes.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Intel Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Intel, including extending loans
                                        to, or making equity investments in,
                                        Intel or providing advisory services to
                                        Intel, including merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non-public information with
                                        respect to Intel, and neither we nor
                                        any of our affiliates undertakes to
                                        disclose any such information to you.
                                        In addition, one or more of our
                                        affiliates may publish research reports
                                        with respect to Intel. The statements
                                        in the preceding two sentences are not
                                        intended to affect the rights of
                                        investors in the Notes under the
                                        securities laws. As a prospective
                                        investor in the Notes, you should
                                        undertake an independent investigation
                                        of Intel as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Intel Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Intel Stock during 2000, 2001, 2002 and
                                        during 2003 through May 2, 2003. The
                                        Market Price of Intel Stock on May 2,
                                        2003 was $19.05. We obtained the Market
                                        Prices and other information listed
                                        below from Bloomberg Financial Markets
                                        and we believe such information to be
                                        accurate. You should not take the
                                        historical prices of Intel Stock as an
                                        indication of future performance or
                                        future volatility. We cannot give any
                                        assurance that the performance of Intel
                                        Stock will result in an Equity-linked
                                        Payment Amount in excess of $1,150.

                                                Intel Stock                High          Low       Dividends
                                                -----------               ------       ------      ---------
                                        (CUSIP 458140100)
                                        2000
                                        First Quarter.................    $72.03       $39.38       $0.015
                                        Second Quarter................     69.50        53.03        0.015
                                        Third Quarter.................     74.88        41.56         0.02
                                        Fourth Quarter ...............     46.69        30.06         0.02
                                        2001
                                        First Quarter.................     37.81        24.63         0.02
                                        Second Quarter................     32.49        22.63         0.02
                                        Third Quarter.................     32.11        19.30         0.02
                                        Fourth Quarter................     34.61        19.54         0.02

                                                Intel Stock                High          Low       Dividends
                                                -----------               ------       ------      ---------
                                        2002
                                        First Quarter.................     35.79        28.55         0.02
                                        Second Quarter................     31.20        18.27         0.02
                                        Third Quarter.................     19.59        13.89         0.02
                                        Fourth Quarter................     21.05        13.22         0.02
                                        2003
                                        First Quarter.................     18.90        15.05         0.02
                                        Second Quarter (through
                                           May 2, 2003)...............     19.48        16.42         0.02

                                        Historical prices of Intel Stock have
                                        been adjusted for a 2-for-1 stock
                                        split, which became effective in the
                                        third quarter of 2000. We make no
                                        representation as to the amount of
                                        dividends, if any, that Intel will pay
                                        in the future. In any event, as an
                                        investor in the Notes, you will not be
                                        entitled to receive dividends, if any,
                                        that may be payable on Intel Stock.

                                        You should also review the historical
                                        quarterly percent change of Intel Stock
                                        as calculated for each quarterly period
                                        ending March 31, 1983 through March 31,
                                        2002 in Annex A to this pricing
                                        supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the Notes will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the Notes. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the Notes by taking positions in
                                        Intel Stock, in futures or options
                                        contracts on Intel Stock listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. In the
                                        event that we pursue such a hedging
                                        strategy, the price at which we are
                                        able to purchase such positions may be
                                        a factor in determining the pricing of
                                        the Notes. Purchase activity could
                                        potentially increase the value of Intel
                                        Stock, and therefore effectively
                                        increase the price of Intel Stock that
                                        must prevail on the Period Valuation
                                        Dates in order for you to receive at
                                        maturity a payment per Note that
                                        exceeds the Minimum Payment Amount.
                                        Although we have no reason to believe
                                        that our hedging activity will have a
                                        material impact on the value of Intel
                                        Stock, we cannot give any assurance
                                        that we will not affect such value as a
                                        result of our hedging activities.
                                        Through our subsidiaries, we are likely
                                        to modify our hedge position throughout
                                        the life of the Notes, including on the
                                        Period Valuation Dates, by purchasing
                                        and selling the Intel Stock, futures or
                                        options contracts on Intel Stock listed
                                        on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities, including by
                                        selling all or part of our hedge
                                        position on one or more Period
                                        Valuation Dates.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own
                                        account, has agreed to purchase, and we
                                        have agreed to sell, the principal
                                        amount of Notes set forth on the cover
                                        of this pricing supplement. The Agent
                                        proposes initially to offer the Notes
                                        directly to the public at the public
                                        offering price set forth on the cover
                                        page of this pricing supplement;
                                        provided that the price will be $
                                        per Note for purchasers of 1,000 or
                                        more Notes in any single transaction,
                                        subject to the holding period
                                        requirements described below. The Agent
                                        may allow a concession not in excess of
                                            % of the principal amount of the
                                        Notes to other dealers, which may
                                        include Morgan Stanley & Co.
                                        International Limited. We expect to
                                        deliver the Notes against payment
                                        therefor in New York, New York on
                                                    , 2003. After the initial
                                        offering, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        Where an investor purchases 1,000 or
                                        more Notes in a single transaction at
                                        the reduced price, approximately     %
                                        of the Notes purchased by the investor
                                        (the "Delivered Notes") will be
                                        delivered on the Settlement Date. The
                                        balance of approximately     % of the
                                        Notes (the "Escrowed Notes") purchased
                                        by the investor will be held in escrow
                                        at MS & Co. for the benefit of the
                                        investor and delivered to such investor
                                        if the investor and any accounts in
                                        which the investor may have deposited
                                        any of its Delivered Notes have held
                                        all of the Delivered Notes for 30
                                        calendar days following the Original
                                        Issue Date or any shorter period deemed
                                        appropriate by the Agent. If an
                                        investor or any account in which the
                                        investor has deposited any of its
                                        Delivered Notes fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed Notes will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed Notes
                                        will instead be delivered to the Agent
                                        for sale to investors. This forfeiture
                                        will have the effect of increasing the
                                        purchase price per Note for such
                                        investors to 100% of the principal
                                        amount of the Notes. Should investors
                                        who are subject to the holding period
                                        requirement sell their Notes once the
                                        holding period is no longer applicable,
                                        the market price of the Notes may be
                                        adversely affected. See also "Plan of
                                        Distribution" in the accompanying
                                        prospectus supplement.

                                        In order to facilitate the offering of
                                        the Notes, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        Notes. Specifically, the Agent may sell
                                        more Notes than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the Notes for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        Notes in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the Notes in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, Notes in the open market
                                        to stabilize the price of the Notes.
                                        Any of these activities may raise or
                                        maintain the market price of the Notes
                                        above independent market levels or
                                        prevent or retard a decline in the
                                        market price of the Notes. The Agent is
                                        not required to engage in these
                                        activities, and may end any of these
                                        activities at any time. See "--Use of
                                        Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the Notes
                                        or possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the Notes in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        Notes, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the Notes, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and any dealer through which we may
                                        offer the Notes has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in any jurisdiction in which it
                                        purchases, offers, sells or delivers
                                        the Notes or possesses or distributes
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the Notes under the
                                        laws and regulations in force in any
                                        jurisdiction to which it is subject or
                                        in which it makes purchases, offers or
                                        sales of the Notes. We shall not have
                                        responsibility for the Agent's or any
                                        dealer's compliance with the applicable
                                        laws and regulations or obtaining any
                                        required consent, approval or
                                        permission.

                                        Brazil

                                        The Notes may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the Notes has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The Notes have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the Notes, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The Notes may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within
                                        the meaning of the Companies Ordinance
                                        (Cap. 32) of Hong Kong. The Agent has
                                        not issued and will not issue any
                                        advertisement, invitation or document
                                        relating to the Notes, whether in Hong
                                        Kong or elsewhere, which is directed
                                        at, or the contents of which are likely
                                        to be accessed or read by, the public
                                        in Hong Kong (except if permitted to do
                                        so under the securities laws of Hong
                                        Kong) other than with respect to Notes
                                        which are intended to be disposed of
                                        only to persons outside Hong Kong or
                                        only to "professional investors" within
                                        the meaning of the Securities and
                                        Futures Ordinance (Cap. 571) of Hong
                                        Kong and any rules made thereunder.

                                        Mexico

                                        The Notes have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the Notes
                                        may not be circulated or distributed,
                                        nor may the Notes be offered or sold,
                                        or be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the Notes
                                        to the public in Singapore.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the Notes.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        Notes are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the Notes are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the Notes.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the Notes may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the Notes will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the Notes on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the Notes.

                                        Purchasers of the Notes have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the Notes do
                                        not violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal tax consequences to initial
                                        investors in the Notes purchasing the
                                        Notes at the Issue Price, who will hold
                                        the Notes as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        Unless otherwise specifically
                                        indicated, this summary is based on the
                                        Code, administrative pronouncements,
                                        judicial decisions and currently
                                        effective and proposed Treasury
                                        Regulations, changes to any of which
                                        subsequent to the date of this pricing
                                        supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may be relevant to an investor in
                                        light of its particular circumstances
                                        or to investors that are subject to
                                        special rules, such as:

                                        o    certain financial institutions;
                                        o    dealers in securities or foreign
                                             currencies;
                                        o    investors holding Notes as part of
                                             a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of a Note are
                                             effectively connected with a trade
                                             or business in the United States;
                                             and
                                        o    Non-U.S. Holders who are
                                             individuals having a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) in the United States.

                                        If you are considering purchasing the
                                        Notes, you are urged to consult your
                                        tax advisors with regard to the
                                        application of the U.S. federal income
                                        tax laws to your particular situation
                                        as well as any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the Notes. As used
                                        herein, the term "U.S. Holder" means a
                                        beneficial owner of a Note that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;

                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The Notes will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        U.S. Holders should refer to the
                                        discussion under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal income tax consequences of
                                        ownership and disposition of a
                                        contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the Notes on a
                                        constant yield basis in each year that
                                        they hold the Notes, despite the fact
                                        that no stated interest will actually
                                        be paid on the Notes. As a result, U.S.
                                        Holders will be required to pay taxes
                                        annually on the amount of accrued OID,
                                        even though no cash is paid on the
                                        Notes from which to pay such taxes. In
                                        addition, any gain recognized by U.S.
                                        Holders on the sale or exchange, or at
                                        maturity, of the Notes will generally
                                        be treated as ordinary income.

                                        The rate of accrual of OID on the Notes
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the Notes (our
                                        "comparable yield") and is determined
                                        at the time of the issuance of the
                                        Notes. We have determined that the
                                        "comparable yield" is an annual rate of
                                            % compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        Note (assuming an issue price of
                                        $1,000) consists of a projected amount
                                        equal to $        due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a Note during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                                   TOTAL OID
                                                                                    OID            DEEMED TO
                                                                                 DEEMED TO        HAVE ACCRUED
                                                                                   ACCRUE        FROM ORIGINAL
                                                                                   DURING       ISSUE DATE (PER
                                                                                  ACCRUAL       NOTE) AS OF END
                                                                                PERIOD (PER        OF ACCRUAL
                                                ACCRUAL PERIOD                     NOTE)             PERIOD
                                                --------------                  -----------     ---------------
                                        Original Issue Date through
                                            December 31, 2003...............
                                        January 1, 2004 through
                                            December 31, 2004...............
                                        January 1, 2005 through
                                            December 31, 2005...............
                                        January 1, 2006 through
                                            December 31, 2006...............
                                        January 1, 2007 through
                                            December 31, 2007...............

                                                                                                   TOTAL OID
                                                                                    OID            DEEMED TO
                                                                                 DEEMED TO        HAVE ACCRUED
                                                                                   ACCRUE        FROM ORIGINAL
                                                                                   DURING       ISSUE DATE (PER
                                                                                  ACCRUAL       NOTE) AS OF END
                                                                                PERIOD (PER        OF ACCRUAL
                                                ACCRUAL PERIOD                     NOTE)             PERIOD
                                                --------------                  -----------     ---------------
                                        January 1, 2008 through
                                            December 31, 2008...............
                                        January 1, 2009 through
                                            December 31, 2009...............
                                        January 1, 2010 through
                                            December 30, 2010...............

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the Notes, and we make no
                                        representation regarding the actual
                                        amounts of payments on a Note.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of a Note that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of a Note.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on a Note by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of a Note, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                             and
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the Notes that are, for
                                        U.S. federal income tax purposes,
                                        treated as interest, the beneficial
                                        owner of a Note certifies on Internal
                                        Revenue Service Form W-8BEN, under
                                        penalties of perjury, that it is not a
                                        "United States person" within the
                                        meaning of Section 7701(a)(30) of the
                                        Code. If you are a prospective
                                        investor, you are urged to consult your
                                        tax advisor regarding the reporting
                                        requirements, including reporting
                                        requirements for foreign partnerships
                                        and their partners.

                                        Estate Tax. Subject to benefits
                                        provided by an applicable estate tax
                                        treaty, a note held by an individual
                                        who is a Non-U.S. Holder will not be
                                        subject to U.S. federal estate tax upon
                                        the individual's death unless, at such
                                        time, interest payments on the note
                                        would have been:

                                        o    subject to U.S. federal
                                             withholding tax without regard to
                                             the W-8BEN certification
                                             requirement described above, not
                                             taking into account an elimination
                                             of such U.S. federal withholding
                                             tax due to the application of an
                                             income tax treaty; or

                                        o    effectively connected to the
                                             conduct by the holder of a trade
                                             or business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the Notes at maturity
                                        as well as in connection with the
                                        proceeds from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                        Annex A
                  Historical Intel Stock Quarterly Performance
                           (March 1983 to March 2003)

The following table sets forth the historical price of Intel Stock, as adjusted for subsequent stock splits, at the end of each quarterly period from March 1983 through March 2003 and the percent change over each quarterly period. The adjusted historical price of Intel Stock at the beginning of the quarterly period ending March 1983 was 0.4036. You cannot predict the future performance of Intel Stock based on its historical performance, and no assurance can be given as to the price of Intel Stock on any period closing date or at the maturity of the Notes. The results produced by Intel Stock for these periods are not necessarily indicative of the results for any other historical period. Quarterly periods which resulted in an increase in the price of Intel Stock equal to or greater than a hypothetical maximum quarterly performance amount of
1.14 are indicated in bold typeface below.

------------------------------------------------------------------------------------------------------------------------------------
Quarterly Period Ending    Intel Stock Price   Percentage Change    Quarterly Period Ending    Intel Stock Price   Percentage Change
------------------------------------------------------------------------------------------------------------------------------------
March 1983                       0.5026              24.53%         September 1988                  0.8594             -23.08%
June 1983                        0.7760              54.40%         December 1988                   0.7422             -13.64%
September 1983                   0.8594              10.75%         March 1989                      0.8203              10.52%
December 1983                    0.8750               1.82%         June 1989                       0.9063              10.48%
March 1984                       0.7500             -14.29%         September 1989                  1.0078              11.20%
June 1984                        0.6302             -15.97%         December 1989                   1.0781               6.98%
September 1984                   0.6458               2.48%         March 1990                      1.3047              21.02%
December 1984                    0.5833              -9.68%         June 1990                       1.4688              12.58%
March 1985                       0.5781              -0.89%         September 1990                  1.0391             -29.26%
June 1985                        0.5417              -6.30%         December 1990                   1.2031              15.78%
September 1985                   0.5365              -0.96%         March 1991                      1.4609              21.43%
December 1985                    0.6094              13.59%         June 1991                       1.4531              -0.53%
March 1986                       0.5417             -11.11%         September 1991                  1.3203              -9.14%
June 1986                        0.4792             -11.54%         December 1991                   1.5313              15.98%
September 1986                   0.4063             -15.21%         March 1992                      1.7266              12.75%
December 1986                    0.4375               7.68%         June 1992                       1.7891               3.62%
March 1987                       0.8177              86.90%         September 1992                  2.0547              14.85%
June 1987                        0.9167              12.11%         December 1992                   2.7188              32.32%
September 1987                   1.2031              31.24%         March 1993                      3.5938              32.18%
December 1987                    0.8281             -31.17%         June 1993                       3.4375              -4.35%
March 1988                       0.9023               8.96%         September 1993                  4.4219              28.64%
June 1988                        1.1172              23.82%         December 1993                   3.8750             -12.37%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Quarterly Period Ending    Intel Stock Price   Percentage Change    Quarterly Period Ending    Intel Stock Price   Percentage Change
------------------------------------------------------------------------------------------------------------------------------------
March 1994                       4.2188               8.87%         March 1999                      29.7188               0.26%
June 1994                        3.6563             -13.33%         June 1999                       29.7500               0.10%
September 1994                   3.8438               5.13%         September 1999                  37.1563              24.90%
December 1994                    3.9922               3.86%         December 1999                   41.1563              10.77%
March 1995                       5.3047              32.88%         March 2000                      65.9688              60.29%
June 1995                        7.9141              49.19%         June 2000                       66.8438               1.33%
September 1995                   7.5313              -4.84%         September 2000                  41.5625             -37.82%
December 1995                    7.0938              -5.81%         December 2000                   30.0625             -27.67%
March 1996                       7.1094               0.22%         March 2001                      26.3125             -12.47%
June 1996                        9.1797              29.12%         June 2001                         29.25              11.16%
September 1996                  11.9297              29.96%         September 2001                    20.44             -30.12%
December 1996                   16.3672              37.20%         December 2001                     31.45              53.86%
March 1997                      17.3906               6.25%         March 2002                        30.41              -3.31%
June 1997                       17.7266               1.93%         June 2002                         18.27             -39.92%
September 1997                  23.0781              30.19%         September 2002                    13.89             -23.97%
December 1997                   17.5625             -23.90%         December 2002                     15.57              12.10%
March 1998                      19.5156              11.12%         March 2003                        16.28               4.56%
June 1998                       18.5313              -5.04%         ----------------------------------------------------------------
September 1998                  21.4375              15.68%         Total Periods                                            81
December 1998                   29.6406              38.27%
                                                                    Total Periods with a quarterly increase greater
                                                                    than a hypothetical maximum quarterly performance
                                                                    amount of 1.14                                           24
------------------------------------------------------------------------------------------------------------------------------------


                                      A-2